                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                                 MERCK & CO., INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Raymond V. Gilmartin                                                  Merck & Co., Inc.
Chairman, President & Chief Executive Officer                         One Merck Drive
                                                                      P.O. Box 100
                                                                      Whitehouse Station, NJ 08889-0100


                                                [LOGO OF MERCK & CO., INC.]

March 22, 2001


Dear Stockholders:

  It is my pleasure to invite you to Merck's 2001 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, April 24, 2001, at 2:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company's business operations. There will also be time for questions.

  This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Merck in addition to describing the business we will conduct at the meeting.

  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions on the proxy card; sign and return the proxy card in the enclosed envelope; or vote in person at the meeting.

                                          Sincerely,


                                          [SIGNATURE LOGO]

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Notice of Annual Meeting of Stockholders..................................    1

Questions and Answers About the Annual Meeting and Voting.................    3

Election of Directors.....................................................    6

 .  Nominees...............................................................   6
 .  Directors Whose Terms Expire in 2002...................................   7
 .  Directors Whose Terms Expire in 2003...................................   8
 .  Board Committees.......................................................   9
 .  Board and Board Committee Meetings.....................................  10
 .  Relationships with Outside Firms.......................................  11
 .  Compensation of Directors..............................................  11
 .  Security Ownership of Directors and Executive Officers.................  12
 .  Compensation and Benefits Committee Report on Executive Compensation...  13
 .  Summary Compensation Table.............................................  16
 .  Option/SAR Grants in Last Fiscal Year..................................  17
 .  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
    Option/SAR Values......................................................  18
 .  Annual Benefits Payable Under Merck & Co., Inc. Retirement Plans.......  18
    .  Pension Plan Tables.................................................  19
 .  Annual Benefit Payable Under Merck-Medco Retirement Plans..............  20
 .  Compensation Committee Interlocks and Insider Participation............  21
 .  Employment Contracts and Arrangements..................................  21
 .  Indebtedness of Management.............................................  21
 .  Performance Graph......................................................  22
 .  Audit Committee .......................................................  23
    .  Audit Committee's Report............................................  23

Ratification of Appointment of Independent Public Accountants.............   24

Adoption of the 2001 Non-Employee Directors Stock Option Plan.............   24

Stockholder Proposal Concerning Annual Election of Directors..............   27

Stockholder Proposal Concerning Pharmaceutical Pricing....................   28

Stockholder Proposal Concerning a "Glass Ceiling" Review..................   29

Section 16(a) Beneficial Ownership Reporting Compliance...................   31

Other Matters.............................................................   31

Audit Committee Charter...................................................  A-1

2001 Non-Employee Directors Stock Option Plan.............................  B-1

[LOGO OF MERCK & CO., INC.]

                   Notice of Annual Meeting of Stockholders

                                April 24, 2001
                               ----------------

      To the Stockholders:

        The stockholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, April 24, 2001, at 2:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. The purposes of the meeting are to:

             . elect one director for a term ending in 2003 and four directors for terms ending in 2004;

             . consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001;

             . consider and act upon a proposal to adopt the 2001 Non-Employee Directors Stock Option Plan;

             . consider and act upon a stockholder proposal concerning annual election of directors;

             . consider and act upon a stockholder proposal concerning pharmaceutical pricing;

             . consider and act upon a stockholder proposal concerning a "glass ceiling" review; and

             . transact such other business as may properly come before the meeting.

        Only stockholders listed on the Company's records at the close of business on March 9, 2001 are entitled to vote.

                                 By order of the Board of Directors,

                                          Celia A. Colbert
                                          Vice President, Secretary and
                                          Assistant General Counsel

      March 22, 2001

                      [This Page Intentionally Left Blank]

                               Merck & Co., Inc.
                                 P. O. Box 100
                   Whitehouse Station, New Jersey 08889-0100
                                (908) 423-1000

                                                                 March 22, 2001

                                Proxy Statement

                               ----------------

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

-------------------------------------------------------------------------------

Q: Why did I receive this proxy statement?

A: The Board of Directors is soliciting your proxy to vote at the Annual
   Meeting because you are a stockholder as of the close of business on March 9, 2001, the record date, and are entitled to vote at the meeting.

   This proxy statement and proxy card, along with the Annual Report for 2000, are being mailed to stockholders beginning March 22, 2001. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

-------------------------------------------------------------------------------

Q: What am I voting on?

A:. Election of five directors: Ms. Heidi G. Miller, Dr. William G. Bowen, Mr. Erskine B. Bowles, Mr. Niall FitzGerald and Dr. Thomas E. Shenk;
  . Ratification of Arthur Andersen LLP as independent public accountants for 2001; and
  .  Adoption of the 2001 Non-Employee Directors Stock Option Plan.

  The Board recommends a vote FOR each of the nominees to the Board of Directors, FOR the appointment of Arthur Andersen LLP as independent public accountants for 2001 and FOR the adoption of the 2001 Non-Employee Directors Stock Option Plan.

  You will also vote on the following stockholder proposals:

  .  a proposal concerning the annual election of directors;

  .  a proposal concerning pharmaceutical pricing; and

  .  a proposal concerning a "glass ceiling" review.

  The Board recommends a vote AGAINST the three stockholder proposals.

-------------------------------------------------------------------------------

Q: What is the voting requirement to elect the directors and to approve each of the proposals?

A: In the election of the directors, the five persons receiving the highest number of affirmative votes will be elected. The proposals to ratify the appointment of Arthur Andersen LLP as independent public accountants and to approve the 2001 Non-Employee Directors Stock Option Plan and the three stockholder proposals each require the affirmative vote of a majority of the votes cast.

-------------------------------------------------------------------------------

Q: How many votes do I have?

A: You are entitled to one vote for each share of Common Stock that you hold, except for the election of directors. Because you may cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors to be elected.

-------------------------------------------------------------------------------

Q: How do I vote?

A: You may vote using any of the following methods:

  . Sign and date the proxy card you receive and return it in the prepaid envelope;
  .  On the telephone;
  .  Via the Internet; or
  .  In person at the Annual Meeting.

   If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors, the ratification of Arthur Andersen LLP as independent public accountants for 2001 and the adoption of the 2001 Non-Employee Directors Stock Option Plan and AGAINST the three stockholder proposals on your behalf.

   If you are a record owner of your shares, you may also vote your shares by telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on their voting processes; therefore, we recommend that you follow the voting instructions on the form you receive. We have been advised by legal counsel that the Company's voting procedures comply with applicable law.

-------------------------------------------------------------------------------

Q: What can I do if I change my mind after I vote my shares?

A: You may revoke your proxy at any time before it is voted at the Annual
   Meeting by:

  . sending written notice of revocation to the Secretary of the Company; . submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the revoked proxy; or
  .  attending the Annual Meeting and voting in person.

   You may also be represented by another person at the meeting by executing a proper proxy designating that person.

-------------------------------------------------------------------------------

Q: How do I cumulate my votes in the election of directors?

A: In connection with the cumulative voting feature for the election of directors, you are each entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or may apportion your votes among any two or more nominees. For example, when five directors are to be elected, a holder of 100 shares may cast 500 votes for a single nominee, apportion 100 votes to each of five nominees or apportion 500 votes in any other manner by so noting in the space provided on the accompanying proxy card. The cumulative voting feature for the election of directors is only available by voting the proxy card or voting in person at the Annual Meeting; it is not available by telephone or the Internet.

   You may withhold votes from any or all nominees. Except to the extent that you withhold votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy FOR and, if necessary, will exercise their cumulative voting rights to elect the nominees as directors of the Company.

-------------------------------------------------------------------------------

Q: Who will count the vote?

A: Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

-------------------------------------------------------------------------------

Q: What shares are included on the proxy card?

A: The shares on your card represent shares registered in your name as well as shares in the Merck Stock Investment Plan.

   However, the proxy card does not include shares held for participants in the Merck & Co., Inc. Employee Savings and Security Plan, Merck & Co., Inc. Employee Stock Purchase and Savings Plan, Hubbard ISA LLC Employee Savings Plan, Merck-Medco Managed Care 401(k) Savings Plan, Merck Puerto Rico Employee Savings and Security Plan, Merck Frosst Canada Inc. Stock Purchase Plan ("Merck Frosst Plan") and Merial 401(k) Savings Plan ("Merial Plan"). Instead, these participants will receive from plan trustees separate voting instruction cards covering these shares. If voting instructions are not received from participants in the Merck Frosst Plan, the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors. If voting instructions are not received from participants in the Merial Plan, the plan trustee will vote the shares in the same proportion as it votes shares for which voting instructions are received. Trustees for the other plans will not vote shares for which no voting instructions are received from plan participants.

-------------------------------------------------------------------------------

Q: What constitutes a quorum?

A: As of the record date, 2,302,860,033 shares of Merck Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, will not be part of the voting power present.

-------------------------------------------------------------------------------

Q: Who can attend the Annual Meeting?

A: All stockholders as of the record date may attend the Annual Meeting but must have an admission ticket. If you are a stockholder of record, the ticket attached to the proxy card will admit you and one guest. If your shares are held through an intermediary such as a bank or broker, you may request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100. You must provide evidence of your ownership of shares, which you can obtain from your bank, broker, etc., with your letter.

-------------------------------------------------------------------------------

Q: Are there any stockholders that own more than five percent of the Company's shares?

A: On December 31, 2000, we knew of no individual, corporation or other entity that beneficially owned more than five percent of the Company's outstanding Common Stock.

-------------------------------------------------------------------------------

Q: When are the stockholder proposals due for the 2002 Annual Meeting?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by November 22, 2001 to Celia A. Colbert, Vice President, Secretary and Assistant General Counsel, WS 3A-65, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100.

   If you notify us after February 5, 2002 of an intent to present a proposal at the Company's 2002 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

-------------------------------------------------------------------------------

Q: What happens if a nominee for director is unable to serve as a director?

A: If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

-------------------------------------------------------------------------------

Q: How much did this proxy solicitation cost?

A: Morrow & Co., Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes for $25,000, plus reasonable out-of-pocket expenses. Employees, officers and directors of the Company may also solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.

                           1.  ELECTION OF DIRECTORS

  Five directors are to be elected at the Annual Meeting. Stockholders will elect one director for the two remaining years of a term expiring in 2003 and four directors for three-year terms expiring in 2004. The Board's nominees are Ms. Heidi G. Miller for a term expiring in 2003, and Dr. William G. Bowen, Mr. Erskine B. Bowles, Mr. Niall FitzGerald and Dr. Thomas E. Shenk for terms expiring in 2004. Ms. Miller was elected to the Board on July 25, 2000 to serve until this Annual Meeting and to stand for election by stockholders at the meeting. Mr. Bowles and Dr. Shenk are new candidates for election by stockholders at this Annual Meeting. Dr. Bowen and Mr. FitzGerald have previously been elected by stockholders. Mr. H. Brewster Atwater, Jr., Dr. Lloyd C. Elam and Mr. Dennis Weatherstone will retire from the Board at the Annual Meeting in accordance with the retirement policy for the Board of Directors. Ms. Carleton S. Fiorina resigned from the Board effective
December 26, 2000. After the election of five directors at the Annual Meeting, the Company will have thirteen directors, including the eight continuing directors whose present terms extend beyond the meeting. Information on the nominees and continuing directors follows.

     Name, Age
      and Year                Business Experience and Other Directorships or
First Elected Director                    Significant Affiliations
----------------------                  ---------------------------


Nominees

For a term expiring in 2003


  [PHOTO]       Vice Chairman, Marsh Inc. (risk and insurance services
                subsidiary of Marsh & McLennan Companies, Inc.) since January
  Heidi G.      2001; Senior Executive Vice President, Chief Financial Officer
   Miller       and Director, Priceline.com (February to November 2000); Chief
   Age--47      Financial Officer, Citigroup (1998 to 2000); Chief Financial
    2000        Officer, Travelers Group (1995 to 1998)

                Director, Bank One Corporation, General Mills, Inc. and Mead Corporation; Trustee, Princeton University and NYU Medical School


For terms expiring in 2004


  [PHOTO]       President, The Andrew W. Mellon Foundation (philanthropic
                foundation) for more than five years
 William G.
Bowen, Ph.D.    Director, American Express Company; Member, Board of
   Age--67      Overseers, Teachers Insurance and Annuity Association of
    1986        America-College Retirement Equities Fund; Trustee, Denison
                University

  Name, Age
   and Year
First Elected          Business Experience and Other Directorships or
  Director                       Significant Affiliations
-------------                   ---------------------------


  [PHOTO]       General Partner, Forstmann Little & Co. (private equity firm)
                and Carousel Capital Company, LLC (merchant bank) since 1999
 Erskine B.     and Chairman, Metiom Inc. (business-to-business e-commerce
  Bowles        company); White House Chief of Staff (November 1996 to
  Age--55       November 1998); Assistant to the President and Deputy Chief of
                Staff (October 1994 to December 1995)

                Director, First Union Corporation, VF Corporation and McLeodUSA Incorporated


   [PHOTO]      Chairman, Unilever PLC (foods, home and personal care) since
                September 1996; Vice-Chairman, Unilever PLC (1994 to 1996);
    Niall       Vice-Chairman, Unilever NV (since September 1996)
 FitzGerald
   Age--55      Director, Telefonaktiebolaget LM Ericsson; Trustee, Leverhulme
    2000        Trust; Member, The Business Council, The Conference Board, EU-
                China Business Council, Trilateral Commission and World
                Economic Forum


  [PHOTO]       Elkins Professor (since 1984) and Chairman (since 1996),
                Department of Molecular Biology, Princeton University;
  Thomas E.     Investigator, Howard Hughes Medical Institute (1989 to 1999)
Shenk, Ph.D.
   Age--54
                Member, National Academy of Sciences and its Institute of
                Medicine and American Academy of Microbiology


Directors Whose Terms Expire in 2002


  [PHOTO]       Chairman of the Board, President and Chief Executive Officer
                of the Company for more than five years
 Raymond V.
 Gilmartin      Director, General Mills, Inc. and Public Service Enterprise
  Age--60       Group; Past Chairman, Pharmaceutical Research and
   1994         Manufacturers of America; Member, The Business Council and
                The Business Roundtable

  Name, Age
   and Year
First Elected          Business Experience and Other Directorships or
  Director                       Significant Affiliations
------------                    ---------------------------


  [PHOTO]       Executive Vice President, Science and Technology and
                President, Merck Research Laboratories for more than five
  Edward M.     years
  Scolnick,
    M.D.        Member, National Academy of Sciences and its Institute of
   Age--60      Medicine
    1997


   [PHOTO]      Chairman (since June 2000) and Chief Executive Officer (since
                September 1999), Fiduciary Trust Company International (global
   Anne M.      asset management services); President (1994 to 2000) Fiduciary
   Tatlock      Trust Company International
   Age--61
    2000        Director, American General Corporation, Fortune Brands, Inc.
                and Franklin Resources, Inc.; Chairman, Cultural Institutions
                Retirement Systems; President, American Ballet Theatre
                Foundation; Trustee, The Andrew W. Mellon Foundation, Howard
                Hughes Medical Institute, Teagle Foundation and Vassar College



   [PHOTO]      President (since April 1997) and Chief Executive Officer
                (since July 1996), Partners HealthCare System, Inc.;
  Samuel O.     President, Massachusetts General Hospital (May 1994 to April
 Thier, M.D.    1997)
   Age--63
    1994        Director, Partners HealthCare System, Inc. and Charles River
                Laboratories, Inc.; Member, Institute of Medicine of the
                National Academy of Sciences; Fellow, American Academy of Arts and Sciences; Trustee, Boston Museum of Science, Cornell
                University, The Commonwealth Fund and WGBH Public Television;
                Master, American College of Physicians



Directors Whose Terms Expire in 2003


  [PHOTO]       Retired (2000); Chairman, Honeywell International Inc.
                (aerospace, home and industrial controls, specialty chemicals
 Lawrence A.    and transportation products) (December 1999 to April 2000);
   Bossidy      Chairman of the Board and Chief Executive Officer,
   Age--66      AlliedSignal, Inc. for more than five years
    1992
                Director, J.P. Morgan Chase & Co.; Member, The Business
                Council and The Business Roundtable

  Name, Age
   and Year
First Elected          Business Experience and Other Directorships or
  Director                       Significant Affiliations
-------------                   ---------------------------


  [PHOTO]       Presidential Distinguished Professor, Emory University since
                September 1998; President, Spelman College (1987 to June 1997)
Johnnetta B.
 Cole, Ph.D.    Director, Coca-Cola Enterprises; Trustee, Rockefeller
   Age--64      Foundation and Gallaudet University; Member, Council on
    1994        Foreign Relations and National Council of Negro Women; Fellow,
                American Anthropological Association


  [PHOTO]       President and Chief Executive Officer, J.P. Morgan Chase & Co.
                (financial services) since January 2001; Chairman and Chief
 William B.     Executive Officer (January through December 2000), President
  Harrison,     and Chief Executive Officer (June through December 1999), Vice
     Jr.        Chairman (1991 to December 1999), The Chase Manhattan
   Age--57      Corporation
    1999
                Director, J.P. Morgan Chase & Co.


  [PHOTO]       Professor of Medicine, Biochemistry and Biophysics, University
                of Pennsylvania School of Medicine since February 2000; Chief
 William N.     Executive Officer, University of Pennsylvania Health System,
Kelley, M.D.    Dean of the School of Medicine and Executive Vice President,
   Age--61      University of Pennsylvania (1989 to February 2000)
    1992
                Director, Beckman Coulter, Inc.; Trustee, Emory University;
                Fellow, American Academy of Arts and Sciences; Member,
                American Philosophical Society, Institute of Medicine of the
                National Academy of Sciences; Master, American College of
                Physicians

Board Committees

  The Board of Directors has five standing committees: the Committee on Directors, the Finance Committee, the Executive Committee, the Compensation and Benefits Committee and the Audit Committee. Members of the individual committees are named below:

 Committee on                                              Compensation
   Directors          Finance           Executive          and Benefits             Audit
 ------------         -------           ---------          ------------             -----
L. A. Bossidy    H. B. Atwater, Jr. H. B. Atwater, Jr. H. B. Atwater, Jr.(*) W. B. Harrison, Jr.
W. G. Bowen (*)  L. A. Bossidy (*)  W. G. Bowen        L. A. Bossidy         W. N. Kelley
W. N. Kelley     J. B. Cole         L. C. Elam         W. G. Bowen           S. O. Thier
D. Weatherstone  A. M. Tatlock      R.V. Gilmartin (*) J. B. Cole            D. Weatherstone (*)
                                    S. O. Thier        L. C. Elam

--------
(*) Chairman

  The Committee on Directors, which is made up of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the Board. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance and reviews Board compensation. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors, and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by other Board members, management, stockholders or external sources. A stockholder may recommend a person as a nominee for director by writing to the Secretary of the Company. Recommendations must be received by January 24, 2002 and must comply with the procedures set forth in the Company's By-Laws in order to be considered at the 2002 Annual Meeting.

  The Finance Committee, which is made up of independent directors, considers and makes recommendations on matters related to the financial affairs and policies of the Company, including capital structure issues, dividend policy, investment and debt policies, asset and portfolio management and financial transactions, as necessary.

  The Executive Committee acts for the Board of Directors when formal Board action is required between meetings in connection with matters already approved in principle by the full Board or to fulfill the formal duties of the Board.

  The Compensation and Benefits Committee, which is made up of independent directors, administers the Company's Executive Incentive Plan, Base Salary Deferral Plan, Deferral Program and Incentive Stock Plan and also appoints and monitors the Management Pension Investment Committee. The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards and stock option grants, special awards and supplemental compensation. The Committee also makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required.

  The Audit Committee, which is made up of independent directors, oversees the Company's financial reporting process and internal controls. The Audit Committee is governed by a Board approved charter that contains, among other things, the Committee's membership requirements and responsibilities. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement. As part of its duties, the Committee consults with management, internal auditors and the Company's independent public accountants during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Committee reviews the independent accountants' audit fees, discusses relationships and non-audit services to ensure no compromise of independence and submits to the Board of Directors its recommendations for the appointment of an audit firm for the upcoming year. The Committee is also charged with monitoring compliance with the Foreign Corrupt Practices Act and the Company's policies on ethical business practices and reporting on the same to the Board of Directors annually. The Audit Committee's Report is included on page 23 of this proxy statement.

Board and Board Committee Meetings

  In 2000, the Board of Directors met eight times. Board committees met as follows during 2000: the Committee on Directors, three times; the Compensation and Benefits Committee, three times; the Audit Committee, three times; the Finance Committee, twice. No meetings of the Executive Committee were held in 2000. All directors, except Johnnetta B. Cole, Niall FitzGerald and William B. Harrison, Jr., attended at least 75% of the meetings of the Board and of the committees on which they served.

Relationships with Outside Firms

  William B. Harrison, Jr. is a director of the Company and in 2000 was the Chairman and Chief Executive Officer of The Chase Manhattan Corporation. Mr. Harrison is currently the President and Chief Executive Officer of J.P. Morgan Chase & Co., which was formed when The Chase Manhattan Corporation merged with J.P. Morgan & Co. Incorporated in December 2000. Both The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated provided financial advisory, commercial and investment banking services to the Company during 2000.

Compensation of Directors

  Each director who is not a Company employee is compensated for services as a director by an annual retainer of $45,000 and a meeting fee of $1,200 for each Board and Committee meeting attended. In addition, Chairmen of the Committee on Directors, the Finance Committee, the Compensation and Benefits Committee and the Audit Committee are compensated for such services by an annual retainer of $5,000. Those directors who are Company employees do not receive any compensation for their services as directors. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company.

  Under the Merck & Co., Inc. Plan for Deferred Payment of Directors' Compensation ("Plan for Deferred Payment of Directors' Compensation"), each director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the director's election, valued as if invested in any of 23 investment measures, including the Company's Common Stock, and is payable in cash in installments or as a lump sum on or after termination of services as a director. In addition to the compensation described above, on the first Friday following the Annual Meeting of Stockholders, each director receives a credit to his/her Merck stock account of an amount equal to the value of one-third of the annual cash retainer.

  In 1996, the Retirement Plan for the Directors of Merck & Co., Inc. (the "Directors' Retirement Plan") (which excludes current or former employees of the Company) was discontinued for directors who join the Board after December 31, 1995. Directors at the time of the change were asked to elect to either continue to accrue benefits under the Directors' Retirement Plan or, in lieu of accruing benefits under the Directors' Retirement Plan, to receive additional compensation to be deferred in accordance with the terms of the Plan for Deferred Payment of Directors' Compensation. Eligible directors who elected not to accrue additional retirement benefits under the Directors' Retirement Plan will receive at retirement a pension benefit based on the amount of service accrued as of March 31, 1997. No current director participates in the Directors' Retirement Plan.

  Under the Non-Employee Directors Stock Option Plan adopted by stockholders in 1996 and amended in 1999 (the "1996 Non-Employee Directors Stock Option Plan"), non-employee directors each received an option to purchase 5,000 shares of Common Stock on the first Friday following the Company's Annual Meeting of Stockholders. The options become exercisable five years from date of grant and expire ten years from date of grant. The exercise price of the options was the closing price of the Company's Common Stock on the date of grant as quoted on the composite tape of the New York Stock Exchange. The exercise price is payable in cash at the time the stock options are exercised. In addition, the 1996 Non-Employee Directors Stock Option Plan and the prior Non-Employee Directors Stock Option Plan allow directors under certain circumstances to transfer stock options to members of their immediate family, family partnerships and family trusts. The 1996 Non-Employee Directors Stock Option Plan expired December 31, 2000. A new plan, the 2001 Non-Employee Directors Stock Option Plan, will be presented for adoption by stockholders at this Annual Meeting (see page 24 of this proxy statement).

Security Ownership of Directors and Executive Officers

  The table below reflects the number of shares beneficially owned by each director and nominee for director of the Company, each executive officer of the Company named in the Summary Compensation Table and all directors, nominees and executive officers as a group as of December 31, 2000. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                         Company Common Stock
                             --------------------------------------------------
                                                  Right to Acquire      Percent
                              Shares          Ownership Under Options     of
  Name of Beneficial Owner   Owned (a)       Exercisable Within 60 Days  Class
  ------------------------   ---------       -------------------------- -------
Raymond V. Gilmartin........   248,807(b)(c)         1,660,000              *
H. Brewster Atwater, Jr.....    35,877                  12,000              *
Lawrence A. Bossidy.........    35,102                   6,000              *
William G. Bowen............    32,823(b)(c)               --               *
Erskine B. Bowles**.........     2,500                     --               *
Johnnetta B. Cole...........     6,434                   2,000              *
Lloyd C. Elam...............    54,146(c)                  --               *
Niall FitzGerald............       698                     --               *
William B. Harrison, Jr. ...     2,432                     --               *
William N. Kelley...........    17,426                   6,000              *
Heidi G. Miller.............     2,788(c)                  --               *
Edward M. Scolnick..........   250,201(b)              200,000              *
Thomas E. Shenk**...........     1,000                     --               *
Anne M. Tatlock.............     1,861(c)(d)               --               *
Samuel O. Thier.............     2,101                     --               *
Dennis Weatherstone.........    31,243                  12,000              *
David W. Anstice............   124,323(b)              340,000              *
Judy C. Lewent..............   174,195                 593,600              *
Per Wold-Olsen..............    96,618                 322,650              *
Per G.H. Lofberg***.........   172,381                 572,842              *

All Directors, Nominees and
 Executive Officers
 as a Group................. 1,371,955(b)            4,603,092              *

--------
(a) Includes equivalent shares of Common Stock held by the Trustee of the Merck & Co., Inc. Employee Savings and Security Plan or by the Trustee of the Merck-Medco Managed Care 401(k) Savings Plan for the accounts of individuals as follows: Mr. Gilmartin--4,217 shares, Dr. Scolnick--3,621 shares, Mr. Anstice--3,819 shares, Ms. Lewent--5,252 shares, Mr. Wold-Olsen--5,722 shares, Mr. Lofberg--5,551 shares and all directors and executive officers as a group--63,724 shares. Also includes shares of phantom Common Stock held in the Plan for Deferred Payment of Directors' Compensation or in the Merck & Co., Inc. Deferral Program as follows: Mr. Gilmartin--67,567 shares, Mr. Atwater--32,877 shares, Mr. Bossidy--5,102 shares, Dr. Bowen--3,858 shares, Dr. Cole--5,974 shares, Dr. Elam--34,861 shares, Mr. FitzGerald--464 shares, Mr. Harrison--1,032 shares, Dr. Kelley--15,726 shares, Ms. Miller--508 shares, Ms. Tatlock--942 shares, Dr. Thier--2,081 shares, Mr. Weatherstone--1,243 shares, Mr. Anstice-- 5,963 shares, Ms. Lewent--8,031 shares, Mr. Lofberg--9,618 shares, and all directors and executive officers as a group--212,717 shares.

(b) Excludes shares of Common Stock held by family members in which beneficial ownership is disclaimed by the individuals as follows: Mr. Gilmartin-- 22,600 shares, Dr. Scolnick--28,000 shares, Mr. Anstice--537 shares and all directors and executive officers as a group--76,452 shares. Excludes 1,800 shares held by a trust of which Dr. Bowen is a trustee and in which he disclaims beneficial ownership. Excludes 23,335 shares beneficially held by a family limited partnership in a trust for the benefit of Mr. Gilmartin's family; Mr. Gilmartin disclaims beneficial ownership in the trust of which his spouse is a trustee.

(c) Includes shares of Common Stock as follows: 132,235 shares held by Mr. Gilmartin in a family limited partnership in which he shares voting and investment power; 2,000 shares held by Dr. Bowen's spouse in which he shares voting and investment power; 1,320 shares held by Dr. Elam in a trust in which he and his spouse are trustees and beneficiaries; 280 shares held in custodial accounts for minor children over which Ms. Miller has voting and investment power; and 519 shares held by Ms. Tatlock's spouse in which she shares voting and investment power.

(d) Ms. Tatlock is the investment manager for certain customer accounts at Fiduciary Trust Company International. Those accounts may, at times, hold shares of Merck Common Stock. However, Ms. Tatlock has divested all voting and/or investment power over any shares of Merck Common Stock held in those accounts and she disclaims beneficial ownership of any such shares.

  * Less than one percent of the Company's outstanding shares of Common Stock.

 ** Share ownership as of March 1, 2001.

*** Mr. Lofberg was not an executive officer at the end of the last complete fiscal year.

                      Compensation and Benefits Committee
                       Report on Executive Compensation

  The Compensation and Benefits Committee of the Board (the "Committee") approves compensation objectives and policies for all employees and sets compensation for the Company's executive officers, including the individuals named in the Summary Compensation Table.

  The Committee is made up entirely of independent outside directors.

Objectives and Policies

  The Committee seeks to ensure that:

  . rewards are closely linked to Company-wide, division, area, team and individual performance;

  . the interests of the Company's employees are aligned with those of its stockholders through potential stock ownership; and

  . compensation and benefits are set at levels that enable the Company to attract and retain the high-quality employees it needs.

  The Committee applies these objectives and policies through the broad and deep availability of both performance-based cash incentives and stock option grants.

  Further, consistent with the long-term focus inherent within the Company's R&D-based pharmaceutical business, it is the policy of the Committee to make a high proportion of executive officer compensation dependent on long-term performance and on enhancing stockholder value.

  The Company employs a formal system for developing measures of executive officer performance and for evaluating performance.

  Provided that other compensation objectives are met, it is the Committee's intention that executive officer compensation be deductible for federal income tax purposes.

Total Compensation

  Total compensation for executive officers comprises both short-term and longer-term elements. The short-term elements are base salary and bonus awards under the stockholder-approved Executive Incentive Plan ("EIP"). The longer-term element is stock option grants under the stockholder-approved Incentive Stock Plan ("ISP").

  Comparisons of total compensation (including the above-stated elements) are made within the healthcare industry by reference to U.S.-headquartered companies. In 2000, other leading healthcare companies included Abbott Laboratories, American Home Products, Bristol-Myers Squibb, Johnson & Johnson, Eli Lilly, Pfizer, Pharmacia, Schering-Plough and Warner-Lambert. Companies headquartered outside the United States are generally excluded from this comparison since executive officers of such companies typically reside in the country where their company is based and compensation practices differ. The Committee also considers broader industry information that it judges to be appropriate.

  Base Salary

  Executive officer base salaries are based on level of position within the Company and individual contribution, with reference to base salary levels of U.S.-based executives at other leading healthcare companies.

  Bonus Awards

  The Committee aims to provide performance-based cash incentive opportunities broadly and deeply throughout the organization.

  Executive officer bonus targets are based on level of position within the Company and individual contribution, with reference to levels of bonus and total cash compensation (base salary plus bonus) of U.S.-based executives at other leading healthcare companies.

  Individual bonus awards are determined with reference to Company-wide, division, area, team and individual performance for the previous fiscal year, based on a wide range of measures that permit comparisons with competitors' performance and internal targets set before the start of each fiscal year. Performance measures for 2000 covered operational, strategic and human resources areas. The operational measures were earnings per share growth and sales growth compared to other leading healthcare companies (American Home Products, AstraZeneca, Bristol-Myers Squibb, GlaxoSmithKline, Johnson & Johnson, Eli Lilly, Novartis, Pfizer, Pharmacia, Roche Holding and Schering-Plough) and the change in the Company's return on operating assets versus the prior year. The strategic measures refer to the Company's communicated goal of being a top-tier growth company by continuing a strong commitment to research, achieving the full potential of managed pharmaceutical care, with particular reference to Merck-Medco, and preserving profitability through continuing productivity improvements in manufacturing. The human resources measures refer to teamwork, respect for the individual, flexibility and agility. These were assessed through a review of Company achievements in fostering a productive work environment and strengthening individual competencies so that the Company can attract, develop and retain employees with the skills, abilities and leadership attributes to meet business requirements now and in the future. The Company exceeded its overall performance target in 2000. In addition to Company-wide measures of performance, the Committee considered those performance factors particular to each executive officer, i.e., the performance of the division or area for which such officer had management responsibility and individual managerial accomplishments.

  The Committee judged that executive officer bonus awards for 2000 were consistent with the level of accomplishment and appropriately reflected Company performance, including earnings per share growth, sales growth, return on operating assets and strong progress in research, managed pharmaceutical care, manufacturing productivity and the management of human resources. The Committee relied heavily, but not exclusively, on these measures. It exercised subjective judgment and discretion in light of these measures and in view of the Company's compensation objectives and policies described above to determine overall bonus funds and individual bonus awards.

  Stock Options

  Within the total number of shares authorized by stockholders, the Committee aims to provide stock option grants broadly and deeply throughout the organization.

  Executive officer stock option grants are based on level of position within the Company and individual contribution, with reference to levels of stock options and total direct compensation (total cash compensation plus stock options) of U.S.-based executives at other leading healthcare companies. The Committee also considers stock option grants previously made and the aggregate of such grants. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies. The exercise price of stock option grants is set at fair market value on grant date. Subject to the terms applicable to such grants, the stock options granted to executive officers are first exercisable five years from the grant date and expire ten years from the grant date. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercises are entirely dependent on the long-term growth of the Company's stock price.

  The Committee expects the CEO to hold 70% and the other executive officers named in the Summary Compensation Table to hold 60% of the shares that may be purchased from the net gain on stock option exercise, after deducting exercise price, taxes and transaction costs.

Compensation of the Chief Executive Officer

  Mr. Gilmartin's compensation in 2000, including base salary, bonus award and stock option grant, was determined within the same framework established for all executive officers of the Company.

  Effective March 1, 2000, Mr. Gilmartin's base salary was increased to $1,300,008 from $1,200,000.

  Mr. Gilmartin's bonus award was $1,700,000 for 2000, in comparison to $1,500,000 for 1999. The award was determined in light of the Company performance measures of earnings per share growth, sales growth, return on operating assets and continuing strong progress in research, managed pharmaceutical care, manufacturing productivity and the management of human resources. As stated previously, the Company exceeded its overall performance target in 2000.

  On February 22, 2000, Mr. Gilmartin was granted a stock option to purchase 400,000 shares of Merck Common Stock. The exercise price of the stock option was set at fair market value on the grant date. Subject to the terms applicable to his grant, the stock option is first exercisable five years from the grant date and expires ten years from the grant date.

  The Committee exercised its subjective judgment and discretion in determining the level of each element of compensation, individually and in aggregate, for Mr. Gilmartin in 2000.

Compensation Analyses and Reviews

  The Company periodically retains outside compensation and benefits consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other leading healthcare companies and leading industrial companies to ensure that they are appropriate to the Company's objectives. The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

                                        Compensation and Benefits Committee

                                             H. Brewster Atwater, Jr.
                                                     Chairman

                                       Lawrence A. Bossidy     William G. Bowen
                                       Johnnetta B. Cole       Lloyd C. Elam

                          Summary Compensation Table

  The following table summarizes compensation earned in 2000, 1999 and 1998 by the Chief Executive Officer, the four other most highly paid individuals who were executive officers at the end of 2000 and an individual who was an executive officer for a portion of the year 2000.

                                       Annual Compensation                  Long-Term Compensation
                             --------------------------------------- -------------------------------------
                                                                               Awards            Payouts
                                                                     -------------------------- ----------
                                                           Other                  Securities                   All
                                                           Annual    Restricted   Underlying       LTIP       Other
                                    Salary     Bonus    Compensation   Stock    Options/SARs(a) Payouts(b) Compensation
Name and Principal Position  Year    ($)        ($)         ($)      Awards ($)       (#)          ($)         ($)
---------------------------  ---- ---------- ---------- ------------ ---------- --------------- ---------- ------------
Raymond V. Gilmartin         2000 $1,283,340 $1,700,000      --          --         400,000     $      --  $    7,650(c)
 Chairman of the Board,      1999  1,183,334  1,500,000      --          --         400,000            --   3,438,450(d)
 President and Chief         1998  1,100,004  1,450,000      --          --         350,000            --       7,200(c)
 Executive Officer

Edward M. Scolnick           2000    790,000    860,000      --          --         200,000            --       3,825(c)
 Executive Vice President,   1999    759,334    825,000      --          --         185,000     1,419,744       3,600(c)
 Science and Technology      1998    724,004    815,000      --          --         200,000       864,510       3,600(c)
 and President, Merck
 Research Laboratories

David W. Anstice             2000    526,670    600,000      --          --         130,000            --       7,650(c)
 President, The Americas     1999    506,334    510,000      --          --         130,000       757,134       7,200(c)
 and U.S. Human Health       1998    483,338    360,000      --          --         140,000       461,042      11,959(e)

Judy C. Lewent               2000    525,838    600,000      --          --         130,000            --       7,650(c)
 Executive Vice President    1999    500,840    505,000      --          --         160,000       757,134       7,200(c)
 and Chief Financial         1998    475,000    490,000      --          --         140,000       461,042       7,200(c)
  Officer

Per Wold-Olsen               2000    495,838    515,000      --          --         130,000            --       7,650(c)
 President, Human Health-    1999    466,674    350,000      --          --         130,000       473,225       7,200(c)
 Europe, Middle East &       1998    417,504    490,000      --          --         140,000       288,208       7,200(c)
 Africa

Per G.H. Lofberg*            2000    505,576    580,000      --          --         130,000            --       6,296(f)
 President and Chief         1999    502,976    500,000      --          --         130,000            --       9,329(f)
 Executive Officer, Merck    1998    455,778    490,000      --          --         140,000            --       8,632(f)
 Capital Ventures

--------
(a) No stock appreciation rights were granted to the executive officers named in the Summary Compensation Table.

(b) Prior to 1995, awards of Performance Shares were made under the Strategic Performance Feature ("SPF") of the EIP. Those awards provided for payment of stock or cash or a combination thereof at the end of five-year periods, the last of which ended in 1998. Payments in cash were equal to the market value on the payment date of the stock that the cash replaces. Payments were based on the Company's achievement of specified performance targets. The SPF was discontinued in 1995. The last payouts were made in 1999 for services performed during the five-year award cycle 1994-1998. SPF payouts in 1998 were for services performed during the five-year award cycle 1993-1997.

(c) Company contribution to the Merck & Co., Inc. Employee Savings and Security Plan.

(d) Includes Company contribution of $7,200 to the Merck & Co., Inc. Employee Savings and Security Plan and $3,431,250, which was the value of 50,000 shares of restricted stock held by Mr. Gilmartin at $68.625 per share (the closing price of the Company's Common Stock on June 16, 1999, the date on which the restricted stock vested).

(e) Includes Company contribution to the Merck & Co., Inc. Employee Savings and Security Plan of $7,200 and imputed income for survivor income insurance of $4,759.

(f) Includes Company contributions to the Merck-Medco Managed Care 401(k) Savings Plan of $5,069, $7,436 and $6,040 for 2000, 1999 and 1998,
    respectively, and imputed income for survivor income insurance of $1,227, $1,893 and $2,592 for 2000, 1999 and 1998, respectively.

 * Mr. Lofberg was not an executive officer at the end of the last complete fiscal year. He assumed his current position on November 27, 2000. Previously, he was Chairman, Merck-Medco Managed Care, L.L.C.

  The following table provides information on stock options granted in 2000 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on fair market value on the date of grant.

                     Option/SAR Grants In Last Fiscal Year

                                       Individual Grants(a)
                         ------------------------------------------------
                                             Percent
                                            of Total
                                 Number of  Options/
                                 Securities   SARs                              Potential Realizable Value
                                 Underlying  Granted                             at Assumed Annual Rates
                                  Options/     To     Exercise                 of Stock Price Appreciation
                                    SARs    Employees or Base                       For Option Term (b)
                         Date of  Granted   in Fiscal  Price   Expiration -----------------------------------------
          Name            Grant     (#)       Year     ($/Sh)     Date    0%($)      5%($)              10%($)
          ----           ------- ---------- --------- -------- ---------- ----- ---------------    ----------------
Raymond V. Gilmartin.... 2/22/00    400,000    1.22%   $65.50   2/21/10     --   $   16,477,039      $   41,756,052
Edward M. Scolnick...... 2/22/00    200,000    0.61%    65.50   2/21/10     --        8,238,520          20,878,026
David W. Anstice........ 2/22/00    130,000    0.40%    65.50   2/21/10     --        5,355,038          13,570,717
Judy C. Lewent.......... 2/22/00    130,000    0.40%    65.50   2/21/10     --        5,355,038          13,570,717
Per Wold-Olsen.......... 2/22/00    130,000    0.40%    65.50   2/21/10     --        5,355,038          13,570,717
Per G.H. Lofberg........ 2/22/00    130,000    0.40%    65.50   2/21/10     --        5,355,038          13,570,717
All Employees as a
 Group..................   (c)   32,820,646  100.00%    (c)       (c)       --   $1,382,123,782(d)   $3,502,573,027(d)

                               ----------------

                                                                           0%         5%                 10%
                                                                          ----- ---------------    ----------------
Total potential stock price appreciation from February 22, 2000 to
 February 21, 2010 for all stockholders at assumed rates of stock price
 appreciation(e).........................................................   --  $95,056,005,450    $240,890,580,906
Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from February 22, 2000 to February 21, 2010 for all
 stockholders at assumed rates of stock price appreciation...............   --       1.45%              1.45%

--------
(a) Options granted under the ISP to the Company's executive officers named in the Summary Compensation Table are first exercisable five years from date of grant and include a transferable stock option feature that allows the transfer of stock options to immediate family members, family partnerships and family trusts. The Company did not issue stock appreciation rights in 2000 to any of the executive officers named in the Summary Compensation Table.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c) Options and stock appreciation rights were granted under the ISP throughout 2000 with various vesting schedules and expiration dates through the year 2010. The average exercise price of all options granted to employees in 2000 is $66.961.

(d) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(e) Based on a price of $65.50 on February 22, 2000, and a total of 2,307,599,179 shares of Common Stock outstanding.

  The following table shows the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 2000 by the Company's executive officers named in the Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2000 and the aggregate gains that would have been realized had these options been exercised on December 31, 2000, even though these options were not exercised and the unexercisable options could not have been exercised on December 31, 2000.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                           Number of Securities    Value of Unexercised In-The-
                                                          Underlying Unexercised      Money Options/SARs at
                                                          Options/SARs at FY-End       Fiscal Year-End (b)
                         Shares Acquired    Value                  (#)                         ($)
                           On Exercise   Realized (a)    ------------------------- ---------------------------------
          Name                 (#)           ($)         Exercisable Unexercisable  Exercisable   Unexercisable
          ----           --------------- ------------    ----------- ------------- -------------- ---------------
Raymond V. Gilmartin....       --        $    --          1,360,000    1,800,000   $104,140,000  $60,635,937
Edward M. Scolnick......     381,200(c)   24,800,775(c)      --          985,000       --         35,042,812
David W. Anstice........     284,200      18,466,655        200,000      720,000     14,645,000   26,045,000
Judy C. Lewent..........      63,600       3,842,650        453,600      710,000     33,082,050   24,631,875
Per Wold-Olsen..........      39,600       2,466,278        232,650      610,000     17,069,581   20,306,875
Per G.H. Lofberg........     250,000      15,711,795        432,842      720,000     33,202,557   26,045,000

--------
(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b) Market value of shares covered by in-the-money options on December 31, 2000 less option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

(c) Includes 180,000 shares acquired on exercise of options and value realized of $11,958,750 by a family member, to whom those options had been transferred.

  The Long-Term Incentive Plans--Awards in Last Fiscal Year table has been eliminated since the Company no longer has a long-term incentive plan.

Annual Benefits Payable Under Merck & Co., Inc. Retirement Plans

  Annual benefits payable under the Retirement Plan for Salaried Employees of Merck & Co., Inc. and the Merck & Co., Inc. Supplemental Retirement Plan are based on a formula which (1) multiplies (a) the participant's final average compensation (as defined in the plans) by (b) a multiplier of 2% for years of credited service (as defined in the plans) earned prior to July 1, 1995 and a multiplier of 1.6% for years of credited service earned after that date (total credited service not to exceed 35 years) and then (2) subtracts 1.6% of the participant's Social Security benefits (not to exceed 50% of the primary Social Security benefit).

  The following tables show the estimated annual benefits payable using the 1.6% and 2% multipliers, respectively, under the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan at age 65 to persons in specified compensation and years-of-service classifications, based on a straight-life annuity form of retirement income and without regard to the Social Security offset. Annual benefits payable under the plans can be estimated by adding the years of service earned prior to July 1, 1995 (Table
2) to those which could be earned after that date (Table 1).

                              Pension Plan Tables

                             Table 1: 1.6% Formula

        Remuneration
      (Average Pension
     Compensation During
        Highest Five
    Consecutive Years in
             the                             Years of Service
    Last Ten Years Before    (Estimated Annual Retirement Benefits For Years
         Retirement)                 of Credited Service Shown Below)(a)
   ----------------------- ----------------------------------------------------
                              15        20         25         30         35
                           -------- ---------- ---------- ---------- ----------
   $  800,000............. $192,000 $  256,000 $  320,000 $  384,000 $  448,000
    1,000,000.............  240,000    320,000    400,000    480,000    560,000
    1,200,000.............  288,000    384,000    480,000    576,000    672,000
    1,400,000.............  336,000    448,000    560,000    672,000    784,000
    1,600,000.............  384,000    512,000    640,000    768,000    896,000
    1,800,000.............  432,000    576,000    720,000    864,000  1,008,000
    2,000,000.............  480,000    640,000    800,000    960,000  1,120,000
    2,200,000.............  528,000    704,000    880,000  1,056,000  1,232,000
    2,400,000.............  576,000    768,000    960,000  1,152,000  1,344,000
    2,600,000.............  624,000    832,000  1,040,000  1,248,000  1,456,000
    2,800,000.............  672,000    896,000  1,120,000  1,344,000  1,568,000
    3,000,000.............  720,000    960,000  1,200,000  1,440,000  1,680,000
    3,200,000.............  768,000  1,024,000  1,280,000  1,536,000  1,792,000
    3,400,000.............  816,000  1,088,000  1,360,000  1,632,000  1,904,000
    3,600,000.............  864,000  1,152,000  1,440,000  1,728,000  2,016,000
    3,800,000.............  912,000  1,216,000  1,520,000  1,824,000  2,128,000

                            Table 2: 2% Formula(b)

             Remuneration
    (Average Pension Compensation
                During
    Highest Five Consecutive Years               Years of Service
                in the               (Estimated Annual Retirement Benefits for
        Last Ten Years Before                          Years
             Retirement)                  of Credited Service Shown Below)(a)
   ----------------------------------------------------------------------------
                                        10         15         20         25
                                    ---------- ---------- ---------- ----------
   $  800,000......................   $160,000 $  240,000 $  320,000 $  400,000
    1,000,000......................    200,000    300,000    400,000    500,000
    1,200,000......................    240,000    360,000    480,000    600,000
    1,400,000......................    280,000    420,000    560,000    700,000
    1,600,000......................    320,000    480,000    640,000    800,000
    1,800,000......................    360,000    540,000    720,000    900,000
    2,000,000......................    400,000    600,000    800,000  1,000,000
    2,200,000......................    440,000    660,000    880,000  1,100,000
    2,400,000......................    480,000    720,000    960,000  1,200,000
    2,600,000......................    520,000    780,000  1,040,000  1,300,000
    2,800,000......................    560,000    840,000  1,120,000  1,400,000
    3,000,000......................    600,000    900,000  1,200,000  1,500,000
    3,200,000......................    640,000    960,000  1,280,000  1,600,000
    3,400,000......................    680,000  1,020,000  1,360,000  1,700,000
    3,600,000......................    720,000  1,080,000  1,440,000  1,800,000
    3,800,000......................    760,000  1,140,000  1,520,000  1,900,000

--------
(a) Benefits shown above are exclusive of the Social Security offset provided for by the benefit formula.

(b) Credited service is shown for the years specified to approximate the actual years of credited service earned prior to July 1, 1995 (at the 2% multiplier) by the executive officers named in the Summary Compensation Table other than Mr. Gilmartin and Mr. Lofberg. Mr. Gilmartin earned 1.0 years prior to July 1, 1995. Mr. Lofberg does not participate in the Retirement Plan for Salaried Employees but participates in the Medco Cash Balance Retirement Plan described on page 20.

  Years of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan as of July 1, 1995 and December 31, 2000, respectively, are: Dr. Scolnick--13 years and 18.5 years; Mr. Anstice--20.5 years and 26 years; Ms. Lewent--15 years and 20.5 years; Mr. Wold-Olsen--21.5 years and 27 years. In addition, if these individuals retire from service with the Company at age 65 and with less than 35 years of actual credited service, pursuant to the enhanced pension provision of the Supplemental Retirement Plan applicable to bona fide executives, described in greater detail below, they will receive an additional month of credited service for each month of actual credited service prior to January 1, 1995 up to an aggregate total of 35 years of credited service. As of July 1, 1995 and December 31, 2000, Mr. Gilmartin had 1.0 and 6.5 years, respectively, of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan and was credited with 28 years of credited service under the Supplemental Retirement Plan, as provided in the employment agreement that was in effect from June 9, 1994 until October 31, 1999.

  For purposes of the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan, pension compensation for a particular year, as used for the calculation of retirement benefits, includes salaries and annual EIP bonus awards received during the year. Pension compensation for 2000 differs from compensation reported in the Summary Compensation Table in that pension compensation includes the annual EIP bonus awards received in 2000 for services in 1999 rather than the EIP bonus awards received in 2001 for services in 2000. Pension compensation in 2000 was $2,783,340 for Mr. Gilmartin, $1,615,000 for Dr. Scolnick, $1,036,670 for Mr. Anstice, $1,030,838
for Ms. Lewent and $845,838 for Mr. Wold-Olsen.

  The Supplemental Retirement Plan is an unfunded plan providing benefits to participants in certain retirement plans (the "primary plans") maintained by the Company and its subsidiaries as follows: (1) benefits not payable by the primary plans because of the limitations on benefits stipulated by the Internal Revenue Code, (2) benefits not payable by the primary plans because of the exclusion of deferred compensation from the benefit formulas of those plans ("supplemental benefit"), (3) a minimum annual aggregate benefit under this plan and the primary plans of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking under the Company's Corporate Policy on Executive Retirement (which includes all the named executive officers in the Summary Compensation Table), reduced in the event of retirement or death prior to normal retirement date and (4) for employees who, prior to January 1, 1995, were determined by the Company to have occupied bona fide executive or high policymaking positions and who do not have 35 years of credited service, an enhanced benefit payable upon retirement from active service at age 65 (unless the Compensation and Benefits Committee of the Board consents to payment upon early retirement, death or disability prior to age 65). The enhanced benefit is an amount calculated under the benefit formula in the primary plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) less (1) the minimum benefit, where applicable, or the supplemental benefit, (2) the primary plan benefit and (3) any retirement benefit payable from a plan not sponsored by the Company. The Supplemental Retirement Plan was amended as of January 1, 1995 to eliminate prospectively the enhanced benefit except for certain grandfathered participants. In general, other terms and conditions of benefit payments are determined by reference to the provisions of the primary plans.

Annual Benefit Payable Under Merck-Medco Retirement Plans

  Mr. Lofberg participates in the Medco Cash Balance Retirement Plan, a defined benefit plan, and the Merck-Medco Supplemental Retirement Plan, an unfunded plan. His retirement income is determined in accordance with the following formula: for each calendar year ("Plan Year"), Mr. Lofberg's accrued benefit is increased by an amount equal to the sum of (1) 4.5% of base pay (up to $170,000 during 2000), as defined in the Medco Cash Balance Retirement Plan and (2) the amount of credited interest calculated for such Plan Year on the basis of Mr. Lofberg's accrued benefit stated as a lump sum value as of January 1 of such Plan Year. A participant in the Medco Cash Balance Retirement Plan vests in 20% of such participant's accrued benefit after the completion of three years of service, with the remainder vesting 20% upon completion of each year of service thereafter. The estimated annual retirement income payable as a single life annuity commencing at normal retirement age for Mr. Lofberg is $53,063. The Medco Cash Balance Retirement Plan does not provide for an offset for Social Security benefits.

  The Merck-Medco Supplemental Retirement Plan is an unfunded plan providing benefits to participants in the Cash Balance Retirement Plan maintained by Merck-Medco and its subsidiaries. It is intended to replace benefits not payable by the Cash Balance Retirement Plan because of limitations on those benefits stipulated by the Internal Revenue Code. The Supplemental Retirement Plan was adopted by Merck-Medco on January 1, 1998.

Compensation Committee Interlocks and Insider Participation

  H. Brewster Atwater, Jr., Lawrence A. Bossidy, William G. Bowen, Johnnetta
B. Cole and Lloyd C. Elam served on the Compensation and Benefits Committee during 2000. There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 2000.

Employment Contracts and Arrangements

  Mr. Gilmartin participates in the Retirement Plan for Salaried Employees of Merck & Co., Inc. and the Supplemental Retirement Plan. Pursuant to an employment agreement that was in effect from June 9, 1994 until October 31, 1999, for purposes of determining benefits payable under the Supplemental Retirement Plan, Mr. Gilmartin's credited service will equal his credited service with the Company plus 28 years, and the multiplier used in the formula for benefit calculation will be 1.6%. Benefits payable under the Company plans will be net of retirement benefits payable by Mr. Gilmartin's previous employer.

  On November 27, 2000, Mr. Lofberg became President and Chief Executive Officer of Merck Capital Ventures, a new subsidiary of the Company, which was formed for the purpose of investing in emerging companies in the areas of commercialization, distribution and delivery of pharmaceuticals and related healthcare services. In connection with Mr. Lofberg's move to the new subsidiary, he entered into an employment agreement and a Limited Liability Company agreement. Under his employment agreement, which has a two-year term, Mr. Lofberg will receive an annual salary of $150,000 with no bonus and no new stock options to be granted to him. In addition, under the Limited Liability Company agreement, Mr. Lofberg will receive 12% of the profits realized by Merck Capital Ventures from any investments made by it while he is with the subsidiary. In return for that profit participation, Mr. Lofberg has agreed to invest alongside Merck Capital Ventures in each investment up to certain dollar limits. Mr. Lofberg's right to the profit participation vests in 50% increments over two years.

Indebtedness of Management

  Dr. Douglas A. Greene, Executive Vice President, Clinical Sciences and Product Development, who joined the Company and became an executive officer in May 2000, received a loan from the Company in connection with his relocation. During 2000, the largest aggregate amount outstanding under the loan was $500,000 and as of December 31, 2000, $450,000 was still outstanding. The loan from the Company is interest free.

Performance Graph

  The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) on the Company's Common Stock with the cumulative total return (including reinvested dividends) of the Dow Jones Pharmaceutical Index--United States Owned Companies ("DJPI") and the Standard & Poor's 500 Index ("S&P 500 Index") for the five years ending December 31, 2000. Amounts below have been rounded to the nearest dollar or percent.

               Comparison of Five-Year Cumulative Total Return*
      Merck & Co., Inc., Dow Jones Pharmaceutical Index and S&P 500 Index

                                                                End of
                                                                Period 2000/1995
                                                                Value   CAGR**
                                                                ------ ---------
     Merck.....................................................  $311      25%
     DJPI......................................................   355      29
     S&P 500...................................................   232      18

                                    [CHART]


                          1995    1996    1997    1998    1999    2000
            -----------------------------------------------------------
            MERCK        100.00  123.95  167.97  237.19  219.53  311.03
            -----------------------------------------------------------
            DJPI         100.00  124.02  191.24  284.32  256.15  355.29
            -----------------------------------------------------------
            S&P 500      100.00  122.90  163.89  210.72  255.06  231.84
            -----------------------------------------------------------


--------
* Assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

**Compound Annual Growth Rate.

Audit Committee

  The Audit Committee's Report for 2000 follows.

                           Audit Committee's Report

  The Audit Committee of the Board of Directors, comprised of four outside directors, held three meetings during 2000.

  The Audit Committee met with the independent public accountants, management and internal auditors to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. Both the independent public accountants and the internal auditors had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

                                             Audit Committee

                                           Dennis Weatherstone
                                                Chairman

                              William B. Harrison, Jr.   William N. Kelley, M.D.

                                          Samuel O. Thier, M.D.

  As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2000 by Arthur Andersen LLP, the Company's independent public accountants, is compatible with maintaining the accountants' independence. See the Ratification of Appointment of Independent Public Accountants on page 24.

  Fees for all services provided by Arthur Andersen LLP for fiscal year 2000 are as follows:

  Audit Fees

  Amounts billed by Arthur Andersen LLP related to the 2000 annual financial statement audit and reviews of quarterly financial statements filed in the report on Form 10-Q were approximately $4.2 million.

  Financial Information Systems Design and Implementation Fees

  No amounts were billed by Arthur Andersen LLP in 2000 for financial information systems design and implementation services.

  All Other Fees

  Amounts billed by Arthur Andersen LLP for all other professional services in 2000 were approximately $2.1 million. A substantial amount of these fees relates to tax services, employee benefit plan audits and services in connection with registration statements.

       2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Arthur Andersen LLP as independent public accountants of the Company with respect to its operations for the year 2001, subject to ratification by the holders of Common Stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully Arthur Andersen LLP's performance for the Company in that capacity since its original retention in 1971, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of the firm will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.

  There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interest of the stockholders. If the appointment of Arthur Andersen LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

  The Board of Directors recommends a vote FOR this proposal.

       3. ADOPTION OF THE 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

  There will be presented to the Annual Meeting a proposal to adopt the 2001 Non-Employee Directors Stock Option Plan (the "Plan"). The Plan will replace the 1996 Non-Employee Directors Stock Option Plan which, by its terms, terminated on December 31, 2000. The Plan is intended to benefit the Company and its stockholders by allowing those members of the Board of Directors of the Company who are neither current nor former employees of the Company to increase their financial stake in the Company through ownership of Common Stock, thus underscoring the directors' mutual interest with stockholders in increasing the long-term value of the Company's stock.

  The proposed Plan is set forth in Appendix B to this proxy statement. Primary aspects of the proposed Plan are as follows:

General Information

  Participation in this Plan would be limited to members of the Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors"). After the election of five directors at this Annual Meeting, there will be eleven Non-Employee Directors.

Stock Option Grant

  The Plan provides that each year, on the first Friday following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a Non-Employee Director automatically will receive, in consideration for service as a director, a nonqualified stock option to purchase 5,000 shares of Common Stock of the Company. There are 450,000 shares of Common Stock reserved for issuance under the Plan. Under the Plan's formula, the exercise price will be the average of the high and low prices of Merck Common Stock as quoted on the New York Stock Exchange, rounded up or down to the nearest 1/100 of a cent, on the grant date. Options generally become exercisable five years from date of grant and expire ten years from date of grant. The exercise price and any required tax withholding must be paid in cash or in such other manner as permitted for option exercises under the Company's Incentive Stock Plan applicable to employees of Merck and its affiliates. If, on the first Friday following the Annual Meeting of Stockholders, the Company's General Counsel determines, in his/her sole discretion, that the Company is in possession of material, undisclosed information that would prevent it from issuing securities, then the annual grant of options to Non-Employee Directors will be suspended until the second business day after public dissemination of the information. The pricing and other terms of the grant will remain as set forth in the Plan, with the exercise price of the option to be determined in accordance with the formula on the date the option is finally granted.

Cessation of Service

  Upon retirement, a Non-Employee Director's options will continue to become exercisable on the fifth anniversary of their grant and must be exercised within ten years of the grant. Upon a Non-Employee Director's death, all options immediately will be exercisable and will expire on the earlier of their original term or within three years of the date of death. If a Non-Employee Director ceases service for any reason other than retirement or death, only options that were then exercisable may be exercised, and they expire if not exercised within 90 days of the date service ceased.

Federal Income Tax Consequences

  The grant of an option will not result in income for the Non-Employee Director or in a deduction for the Company. The exercise of an option will result in ordinary income for the Non-Employee Director and a deduction for the Company measured by the difference between the exercise price and the fair market value of the shares of stock received at the time of exercise.

Other Information

  The Plan will become effective on approval by the Company's stockholders and will terminate, for purposes of granting further options, on December 31, 2005 unless terminated earlier by the Board of Directors or extended by the Board with the approval of stockholders.

  Non-Employee Directors are compensated for their service as directors. For a description of such compensation, see page 11 of this proxy statement. On March 1, 2001, the average of the high and low prices of Merck Common Stock as quoted on the New York Stock Exchange, rounded up or down to the nearest 1/100 of a cent, was $80.3450.

New Plan Benefits

  The following table shows the stock options that the individuals and groups referred to below will receive in 2001 if the Plan is approved by the Company's stockholders at this Annual Meeting. Executive officers, employee directors and employees of the Company are not eligible to participate in the Plan.

                               New Plan Benefits

                 2001 Non-Employee Directors Stock Option Plan

                                                                         Number
                                                               Dollar      of
                        Name and Position                    Value($)(a) Units
                        -----------------                    ----------- ------
     Raymond V. Gilmartin...................................    $ --        --
      Chairman of the Board,
      President and Chief Executive Officer

     Edward M. Scolnick.....................................      --        --
      Executive Vice President,
      Science and Technology and President,
      Merck Research Laboratories

     David W. Anstice.......................................      --        --
      President, The Americas and
      U.S. Human Health

     Judy C. Lewent.........................................      --        --
      Executive Vice President and
      Chief Financial Officer

     Per Wold-Olsen.........................................      --        --
      President, Human Health-Europe,
      Middle East and Africa

     Per G. H. Lofberg......................................      --        --
      President and Chief Executive Officer,
      Merck Capital Ventures

     Executive Group........................................      --        --

     Heidi G. Miller........................................      --      5,000
      Nominee for election as Director

     William G. Bowen.......................................      --      5,000
      Nominee for election as Director

     Erskine B. Bowles......................................      --      5,000
      Nominee for election as Director

     Niall FitzGerald.......................................      --      5,000
      Nominee for election as Director

     Thomas E. Shenk........................................      --      5,000
      Nominee for election as Director

     Non-Executive Director Group...........................      --     55,000

     Non-Executive Officer Employee Group...................      --        --

--------
(a) Dollar value is dependent upon the future share price of Company Common
    Stock.

  The Board of Directors recommends a vote FOR this proposal.

        4. STOCKHOLDER PROPOSAL CONCERNING ANNUAL ELECTION OF DIRECTORS

  Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 450 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

    "RESOLVED: That the stockholders of Merck recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

    "REASONS: Until recently, directors of Merck were elected annually by all shareholders.

    "The great majority of New York Stock Exchange listed corporations elect all their directors each year.

    "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

    "Last year the owners of 739,240,749 shares, representing approximately 52.8% of shares voting, voted FOR this proposal.

    "If you AGREE, please mark your proxy FOR this resolution."

Board of Directors' Statement in Opposition to the Resolution

  The Company currently has three classes of directors, with members of each class serving three-year terms. This system for electing directors was approved by the Board and adopted by the Company's stockholders in 1985 by an affirmative vote of 79%.

  Stockholder resolutions calling for the annual election of directors received support from a slight majority of the voting shares in 1999 and 2000. Those proposals were recommendations that the Board take the necessary steps to reinstate the annual election of directors. The steps necessary to eliminate the classified board are adoption of an amendment to the Company's Certificate of Incorporation by the Board and then approval of the amendment by the affirmative vote of 80% of the shares entitled to vote. Each of these proposals received careful consideration by the Board of Directors. For the reasons noted below, the Board decided that it was not in the best interest of the Company or its stockholders to take these steps.

  The Merck Board believes that the staggered system helps assure continuity and stability of the Company's business strategies and policies. This benefit is particularly important to a research-based organization such as Merck, where product development often takes many years. Moreover, the Board does not believe that directors who serve three-year terms are any less accountable for short-term results than directors who serve a series of one-year terms. The Company has had consistently strong short- and long-term results, demonstrating the commitment of our directors to achieving the Company's goals.

  Also, in the event of any unfriendly or unsolicited proposal to take over or restructure the Company, the staggered system would permit the Company time to negotiate with the sponsor, to consider alternative proposals, and to assure that stockholder value is maximized. The Board appreciates that the sustained size and strength of the Company's market capitalization make takeover concerns less relevant to Merck than to certain other companies. However, our research shows that smaller institutions and individual stockholders, important constituencies to the Company, find the types of protections we outlined particularly valuable.

  We think it is important to note that our full Board considers the merits of each stockholder proposal that will come before stockholders. In addition, because of the important corporate governance issues raised by a proposal calling for the annual election of directors, the Board's Committee on Directors reviews the proposal separately to ensure that it receives a complete assessment. The Committee then leads a discussion by the full Board on staggered and annual boards. Our system of Committee and full Board review of this issue has been in place for several years.

  The Board does not take lightly any majority vote received on a stockholder proposal, particularly one raising important corporate governance concerns. It continues to evaluate this issue regularly; however, the Board currently believes that this proposal is not in the best interest of the Company or its stockholders.

  The Board of Directors recommends a vote AGAINST this proposal.

           5. STOCKHOLDER PROPOSAL CONCERNING PHARMACEUTICAL PRICING

  The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin 53233, owner of 200 shares of Common Stock of the Company, and 19 co-proponents, whose names, addresses and shareholdings will be furnished by the Company promptly upon receiving an oral or written request from a stockholder addressed to the Secretary of the Company, have given notice that they intend to present for action at the Annual Meeting the following resolution:

    "WHEREAS:

      "Important as prescription drugs are, not everyone has access to them. Millions of Americans have inadequate or no insurance coverage for drugs;

      "Most people without drug coverage purchase their needed drugs at a retail pharmacy;

      "A report prepared for the President by the Department of Health and Human Services (Prescription Drug Coverage, Spending, Utilization and Prices, April 2000) found that:

      . Individuals without drug coverage paid a higher price at the retail pharmacy than the total price paid on behalf of those with drug coverage.
      . In 1999, excluding the effects of rebates, the typical cash customer paid nearly 15% more that [sic] a customer with third-party coverage. For a quarter of the most common drugs, the price difference between cash and third parties was even higher--over 20%.
      . For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

      "This same Report found that the markup added by the wholesaler, after purchase from the manufacturer, is 'generally small, perhaps 2%-4%' (ch.3, p. 101);

      "The literature cited in the Report suggests that pharmacy profit margins have been falling in recent years (p. 103);

      "Pharmaceutical manufacturers spent $1.9 billion on advertising in 1999--double the amount spent in 1997 (Business Week, May 22, 2000);

      "RESOLVED: Shareholders request the Board of Directors to:
      1. Create and implement a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep prices at reasonable levels;

      2. Report to shareholders by September, 2001 on changes in policies and pricing procedures for prescription drugs (withholding any competitive information, and at reasonable cost).

      "SUPPORTING STATEMENT: We suggest that the policy include restraint on each individual drug and that it not be based on averages that can mask tremendous disparities: a low price increase for one compound and a higher price increase for another; one price for a 'favored customer' (usually low) and another for the retail customer (usually high).

      "We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts."

Board of Directors' Statement in Opposition to the Resolution

  The Board agrees that, for many Americans, the cost of medicines represents a substantial barrier to access. The answer to this problem is to provide all Americans with access to affordable prescription drug coverage. For those in the United States who have such coverage, the emergence of powerful buyers through managed care organizations and health plans has created and intensified price competition for pharmaceuticals.

  Competition can ensure that those who pay for medicines get good value for their money. In this system, the price of a Merck medicine, like that of other products resulting from research and creativity, is determined by the value of the knowledge it represents--knowledge that prevents and cures disease and relieves suffering. In contrast, a policy of arbitrary price controls--no matter how imposed--would decrease the incentives for researching and developing new medicines. That would harm the patients who are waiting for the cures.

  For seniors in the United States, the Company supports adding an outpatient prescription drug benefit to a modernized and strengthened Medicare program. Beneficiaries should be able to choose among private-sector health plans that include prescription drug coverage. The government should provide assistance to beneficiaries to ensure that they can afford coverage.

  For those who are not Medicare beneficiaries and who are not eligible for coverage under Medicaid, state children's health programs or other initiatives, the problem of the lack of coverage affects all health services-- not just drugs--and the issue needs to be addressed in this broader context. The Company is interested in participating in such a debate.

  Concerns about access to pharmaceuticals are best addressed by continuing the Company's commitment to leadership in advocating prescription drug insurance coverage that gives individuals access to medicines at negotiated prices. In conclusion, the Board believes that an across-the-board, unilateral imposition of a restraint on pricing prescription drugs is unnecessary and not in the best interest of patients, the Company or its stockholders.

  The Board of Directors recommends a vote AGAINST this proposal.

          6. STOCKHOLDER PROPOSAL CONCERNING A "GLASS CEILING" REVIEW

  Sisters of the Blessed Sacrament, 1663 Bristol Pike, Bensalem, Pennsylvania 19020-8502, owners of 200 shares of Common Stock of the Company, and A Territory Resource Foundation, 603 Stewart, Suite 1007, Seattle, Washington 98101-1229, owner of 310 shares of Common Stock of the Company, have given notice that they intend to present for action at the Annual Meeting the following resolution:

    "The term 'glass ceiling' was first used in a 1985 Wall Street Journal article to describe an artificial barrier to the advancement of women into corporate management positions. Senator Robert Dole introduced the Glass Ceiling Act, as part of Title II of the Civil Rights Act of 1991. President Bush signed the 1991 Civil Rights Act and established a bipartisan twenty-one member Glass Ceiling Commission. The Commission was charged with preparing recommendations on the glass ceiling issue for the President and corporate leaders.

    "In 1991, Secretary of Labor Lynn Martin completed the Glass Ceiling Initiative Report. Senator Dole praised the report, stating this 'confirm[s] what many of us have suspected all along--the existence of invisible, artificial barriers blocking women and minorities from advancing up the corporate ladder to management and executive level positions' and 'for this Senator, the issue boils down to ensuring equal access and equal opportunity.'

    "Secretary of Labor and Chairperson of the Glass Ceiling Commission Robert Reich states, 'The glass ceiling is not only an egregious denial of social justice that effects [sic] two-thirds of the population, but a serious economic problem that takes a huge financial toll on American business.' And '. . . we need to attract and retain the best, most flexible workers and leaders available, for all levels of the organization.'

    "The stated vision of the bipartisan Glass Ceiling Commission is 'a national corporate leadership fully aware that shifting demographics and economic restructuring make diversity at management and decision making levels a prerequisite for the long-term success of the United States in domestic and global market places.' The report revealed that women make up
  45.7 percent of the total workforce and earn over half of all Master degrees, yet 95 percent of senior-level managers are men. Women today earn about $.72 for every dollar earned by men.

    "The Glass Ceiling Commission Report confirms inclusiveness in the workplace has a positive impact on the bottom line. A 1993 study of Standard and Poor 500 companies revealed, 'firms that succeed in shattering their own glass ceiling racked up stock-market records that were nearly two and one half times better than otherwise comparable companies.'

    "We believe that top management positions should more closely reflect the people in the workforce and marketplace if our company is going to remain competitive.

    "RESOLVED that shareholders request: The Board of Directors prepare a report, at reasonable cost and excluding confidential information, and available to shareholders four months after the annual shareholder meeting, on our progress concerning the Glass Ceiling Commission's business recommendations including a review of:

      (1) Steps the company has taken to use the Glass Ceiling Commission Report and management's recommendations flowing from it.

      (2) Company-wide policies addressing leadership development, employee mentoring, workforce diversity initiatives and family friendly programs.

      (3) An explanation of how executive compensation packages and performance evaluations include executive efforts in breaking the glass ceiling.

      (4) The top one hundred or one percent of company wage earners broken down by gender and race."

Board of Directors' Statement in Opposition to the Resolution

  The Board of Directors and senior management of the Company are committed to advancing diversity at Merck. Senior management at Merck, led by Raymond Gilmartin, Chairman and Chief Executive of the Company, foster and promote diversity by their example and in programs designed to develop the leadership skills of all Merck people. These programs, and other policies and initiatives implemented by the Company, are consistent with the guidelines of the Glass Ceiling Commission.

  In a further effort to promote diversity, Merck's Office of Diversity oversees the Company's integrated approach of including diversity in all of its business practices. The Company's diversity strategy strives to ensure that its workforce reflects the available talent in the marketplace. To achieve this objective, Merck constantly reviews the representation of women and minorities within its workforce and our progress in hiring and promoting women and minorities. In addition, the Company has a number of processes and programs in place to prepare women and minorities for senior positions. These programs include an employee development program, leadership training, formal and informal mentoring programs and structured succession planning processes. Merck has a strong commitment to ensuring that diversity is integrated at every level of the Company and that it remains a key business initiative.

  The Company's activities are described in a booklet called "Diversity at Merck," which summarizes the Company's commitment to diversity and some of the steps it has taken to promote diversity at Merck. This booklet has been available to stockholders of the Company for the last two years, as noted on the back page of the Company's Annual Report. The booklet, which is updated annually, already contains a section reporting on the representation of women and minorities in the Company's workforce. Although stockholder requests for the booklet have been limited, the Company intends to continue its production because it believes that the information in the booklet should be readily available to stockholders.

  The Board believes that the report called for by the proposal would be duplicative of information already available to stockholders and an unnecessary expenditure of Company time and resources. The Board of Directors therefore opposes the stockholder proposal.

  The Board of Directors recommends a vote AGAINST this proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than ten percent of our Common Stock.

  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors were complied with during the 2000 fiscal year.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

                                          Merck & Co., Inc.

March 22, 2001

                                                                     APPENDIX A

                            AUDIT COMMITTEE CHARTER

  Appointed April 25, 2000, the Committee is composed solely of independent directors, to serve at the pleasure of the Board.

                                    MEMBERS

                        Dennis Weatherstone, Chairman*
                           William B. Harrison, Jr.
                               William N. Kelley
                                Samuel O. Thier

  The Chairman of the Committee or, if not present, the senior outside Director present shall preside at all meetings of the Committee and provide an oral report to the Board on each meeting. The Committee shall hold a minimum of three meetings annually and shall have available adequate staff support and resources to discharge its responsibilities. The Committee shall meet privately with the internal auditors and the independent public accountants at least annually and whenever else deemed advisable. The Committee shall ensure that the independent public accountants are ultimately accountable to the Committee and the Board.

  The Controller of the Company is the Secretary of the Committee. Minutes of each meeting will be prepared by the Secretary and submitted to Committee members for approval at the next meeting.

Membership Requirements

  The Committee must be comprised solely of independent directors, each of whom possess financial literacy, with at least one member that has financial expertise. The terms financial literacy and financial expertise are defined as follows:

  . Financial Literacy--The ability to read and understand fundamental financial statements, including a Balance Sheet, Income Statement and Statement of Cash Flows. Literacy can be achieved through Company sponsored training.

  . Financial Expertise--Past employment experience in finance or accounting, CPA or comparable experience resulting in financial sophistication, including being a CEO or senior officer with financial oversight responsibilities.

Responsibilities

  1. Oversees the Company's financial reporting process and internal controls. Consults with management, the internal auditors and the independent public accountants on matters related to the annual audit plan, audit procedures applied, audit and non-audit fees, status of federal tax returns and related reserves, the published financial statements, the accounting principles applied, and any material changes thereto.

  2. Reviews any significant issues concerning litigation and contingencies with management, counsel and the independent accountants.

  3. Meets with the independent public accountants and internal auditors to discuss the results of their examinations. Reviews management's evaluation of auditor independence. Submits to the Board of Directors any recommendations requiring Board approval, including the appointment or replacement of independent public accountants.

  4. Ensures that the independent public accountants submit periodically to the Committee a formal written statement delineating all relationships between the independent public accountants and the Company. The Committee shall actively engage in a dialogue with the independent public accountants regarding any disclosed relationships or services that may impact objectivity or independence and recommend that the Board take appropriate action in response to the independent public accountants' report to satisfy itself of such independence.

  5. Reviews the insurance program of the Company and makes recommendations to the Board of Directors on insurance policy.

  6. Monitors compliance with the Foreign Corrupt Practices Act and the Company's policies on ethical business practices and reports on the same to the Board of Directors.

  7. Authorizes investigations of improprieties or suspected improprieties with retention of special counsel or experts where needed.

  8. Reviews and reassesses the adequacy of the Committee charter annually and makes changes as appropriate.

Quorum

  For the transaction of business at any meeting of the Committee, two members shall constitute a quorum.

--------
* Member is a financial expert

                                                                     APPENDIX B

                          2001 NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

  The 2001 Non-Employee Directors Stock Option Plan (the "Plan") is established to attract, retain and compensate for service as members of the Board of Directors of Merck & Co., Inc. (the "Company" or "Merck") highly qualified individuals who are not current or former employees of the Company and to enable them to increase their ownership in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these Directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with stockholders in increasing the value of the Company stock longer term.

1. Eligibility

  All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall participate in this Plan.

2. Options

  Only nonqualified stock options to purchase shares of Merck Common Stock ("NQSOs") may be granted under this Plan.

3. Shares Available

  (a) Number of Shares Available: There is hereby reserved for issuance under this Plan 450,000 shares of Merck Common Stock, par value $0.01 per share, which may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

  (b) Recapitalization Adjustment: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or other similar change in the capital structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by, and in the option price of outstanding NQSOs under, this Plan shall be made if, and in the same manner as, such adjustments are made to NQSOs issued under the Company's then current Incentive Stock Plan subject to any required action by the Board of Directors or the stockholders of the Company and compliance with applicable securities laws.

4. Annual Grant of Nonqualified Stock Options

  Each year on the first Friday following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive an NQSO to purchase 5,000 shares of Merck Common Stock. Notwithstanding the foregoing, if, on that first Friday, the General Counsel of the Company determines, in her/his sole discretion, that the Company is in possession of material, undisclosed information about the Company, then the annual grant of NQSOs to Non-Employee Directors shall be suspended until the second business day after public dissemination of such information and the price, exercisability date and option period shall then be determined by reference to such later date. If Merck Common Stock is not traded on the New York Stock Exchange on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter that Merck Common Stock is so traded.

5. Option Price

  The price of the NQSO shall be the average of the high and low prices of Merck Common Stock on the date of the grant as quoted on the New York Stock Exchange, rounded up or down to the nearest 1/100 of a cent ($0.0001).

6. Option Period

  An NQSO granted under this Plan shall become exercisable at 12:01 a.m. on the fifth anniversary of the date of grant and shall expire at 11:59 p.m. on the day before the tenth anniversary thereof ("Option Period"). As used in this Plan, all times shall mean the time for New York, NY.

7. Payment

  The NQSO price and any required tax withholding shall be paid in cash in U.S. dollars at the time the NQSO is exercised or in such other manner as permitted for option exercises under the Company's Incentive Stock Plan applicable to employees of Merck and its affiliates (the "ISP"). If the Compensation and Benefits Committee of the Board of Directors of the Company approves the use of previously owned shares of Common Stock for any portion of the exercise price for NQSOs granted under the ISP, then that same provision also shall apply to this Plan. The NQSOs shall be exercised through the Company's broker-assisted stock option exercise program, provided such program is available at the time of the option exercise, or by such other means as in effect from time to time for the ISP.

8. Cessation of Service

  Upon cessation of service as a Non-Employee Director (for reasons other than Retirement or death), only those NQSOs immediately exercisable at the date of cessation of service shall be exercisable by the grantee. Such NQSOs must be exercised by 11:59 p.m. on the day before the same day of the third month after such cessation of service (but in no event after the expiration of the Option Period) or they shall be forfeited. For example, if service ends on January 12 and this section applies, the NQSOs would expire no later than 11:59 p.m. on April 11. All other NQSOs shall expire at 11:59 p.m. on the day of such cessation of service.

9. Retirement

  If a grantee ceases service as a Non-Employee Director and is then at least age 65 with ten or more years of service or age 70 with five or more years of service (such cessation of service is a "Retirement" and begins on the first day after service ends), then any of his/her outstanding NQSOs shall continue to become exercisable at 12:01 a.m. on the fifth anniversary of the date of grant. All outstanding NQSOs must be exercised by the expiration of the Option Period, or such NQSOs shall be forfeited. Notwithstanding the foregoing, if a grantee dies before the NQSOs are forfeited, Section 10 shall control.

10. Death

  Upon the death of a grantee, all unvested NQSOs shall become immediately exercisable. The NQSOs which become exercisable upon the date of death and those NQSOs which were exercisable on the date of death may be exercised by the grantee's legal representatives or heirs by the earlier of (i) 11:59 p.m. on the day before the third anniversary of the date of death or (ii) the expiration of the Option Period; if not exercised by the earlier of (i) or
(ii), such NQSOs shall be forfeited. Notwithstanding the foregoing, if local law applicable to a deceased grantee requires a longer or shorter exercise period, these provisions shall comply with that law.

11. Administration and Amendment of the Plan

  This Plan shall be administered by the Board of Directors of Merck. The Board may delegate to any person or group, who may further so delegate, the Board's powers and obligations hereunder as they relate to day-to-day administration of the exercise process. This Plan may be terminated or amended by the Board of Directors as it deems advisable. However, an amendment revising the price, date of exercisability, option period of, or amount of shares under an NQSO shall not be made more frequently than every six months unless necessary to comply with applicable laws or regulations. Unless approved by the Company's stockholders, no adjustments or reduction of the exercise price of any outstanding NQSO shall be made directly or by cancellation of outstanding NQSOs and the subsequent regranting of NQSOs at a lower price to the same individual. No amendment may revoke or alter in a manner unfavorable to the grantees any NQSOs then outstanding, nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), or any other requirement of applicable law or regulation. An NQSO may not be granted under this Plan after December 31, 2005 but NQSOs granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

12. Transferability

  Except as set forth in this section, the NQSOs granted under this Plan shall not be exercisable during the grantee's lifetime by anyone other than the grantee, the grantee's legal guardian or the grantee's legal representative, and shall not be transferable other than by will or by the laws of descent and distribution. NQSOs granted under this Plan shall be transferable during a grantee's lifetime only in accordance with the following provisions:

    The grantee may only transfer an NQSO while serving as a Non-Employee Director of the Company or within one year of ceasing service as a Non-Employee Director due to Retirement as defined in Section 9.

    The NQSO may be transferred only to the grantee's spouse, children (including adopted children and stepchildren) and grandchildren (collectively, "Family Members"), to one or more trusts for the benefit of Family Members or, at the discretion of the Board of Directors, to one or more partnerships where the grantee and his Family Members are the only partners, in accordance with the rules set forth in this section. The grantee shall not receive any payment or other consideration for such transfer (except that if the transfer is to a partnership, the grantee shall be permitted to receive an interest in the partnership in consideration for the transfer).

    Any NQSO transferred in accordance with this section shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to such NQSO prior to the transfer, except that the grantee's right to transfer such NQSO in accordance with this section shall not apply to the transferee. However, if the transferee is a natural person, upon the transferee's death, the NQSO privileges may be exercised by the legal representatives or beneficiaries of the transferee within the exercise periods otherwise applicable to the NQSO.

    Any purported transfer of an NQSO under this section shall not be effective unless, prior to such transfer, the grantee has (1) met the minimum stock ownership target then in place for Directors of the Company,
  (2) notified the Company of the transferee's name and address, the number of shares under the Option to be transferred, and the grant date and exercise price of such shares, and (3) demonstrated, if requested by the Board of Directors, that the proposed transferee qualifies as a permitted transferee under the rules set forth in this section. In addition, the transferee must sign an agreement that he or she is bound by the rules and regulations of the Plan and by the same insider trading restrictions that apply to the grantee and provide any additional documents requested by the Company in order to effect the transfer. No transfer shall be effective unless the Company has in effect a registration statement filed under the Securities Act of 1933 covering the securities to be acquired by the transferee upon exercise of the NQSO, or the General Counsel of Merck has determined that registration of such shares is not necessary.

13. Compliance with SEC Regulations

  It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Act, and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of NQSOs under this Plan shall be executed in accordance with the requirements of
Section 16 of the Act, as amended, and any regulations promulgated thereunder.

14. Miscellaneous

  Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted an NQSO under this Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

15. Effective Date

  This Plan shall be effective April 24, 2001 or such later date as stockholder approval is obtained.

16. No Constraint on Corporate Action

  Nothing in this Plan shall be construed (i) to limit or impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 11, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

17. Governing Law

  This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

                                [LOGO OF MERCK & CO., INC.]

[LOGO] MERCK

                             YOUR VOTE IS IMPORTANT
                           VOTE BY TELEPHONE/INTERNET
                          24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY PHONE:      Call TOLL-FREE: 1-888-297-9639
                    o    Use any touch-tone telephone.
                    o    Have your proxy card ready.
                    o    Enter your Control Number located in the box below.
                    o    Follow the simple recorded instructions.

VOTE BY INTERNET: The Web Address is: http://www.proxyvoting.com/merck
                    o    Go to the web address listed above.
                    o    Have your proxy card ready.
                    o    Enter your Control Number located in the box below.
                    o Follow the simple instructions that appear on your computer screen.


IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 12:01 A.M. ON APRIL 24, 2001.

                                                       -------------------------

                                                           CONTROL NUMBER FOR
                                                       TELEPHONE/INTERNET VOTING
                                                       -------------------------


  o DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET o


        The Board of Directors recommends a vote FOR Items 1, 2 and 3.


1. Election of Directors - The Board of Directors recommends a vote FOR the nominees listed below:


Nominees: 01 - Heidi G. Miller*              02 - William G. Bowen**
          03 - Erskine B. Bowles**           04 - Niall FitzGerald**
          05 - Thomas E. Shenk**


                    *Term expiring 2003 **Term expiring 2004

   FOR all               WITHHOLD AUTHORITY
nominees listed   to vote for all nominees listed     EXCEPTIONS
     [ ]                        [ ]                       [ ]

To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions ________________________________________________________________

To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s).

Cumulate _________________________________________________________________

                                                                         FOR       AGAINST     ABSTAIN
2. Ratification of the Appointment of Independent Public Accountants     [ ]         [ ]         [ ]

3. Adoption of the 2001 Non-Employee Directors Stock Option Plan         [ ]         [ ]         [ ]

--------------------------------------------------------------------------
       The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.

                                                                         FOR       AGAINST     ABSTAIN
4. Stockholder Proposal Concerning Annual Election of Directors          [ ]         [ ]         [ ]


5. Stockholder Proposal Concerning Pharmaceutical Pricing                [ ]         [ ]         [ ]

6. Stockholder Proposal Concerning a "Glass Ceiling" Review              [ ]         [ ]         [ ]

                                  Proxy Card

I plan to attend the Annual Meeting. [ ]

I would like to access future Proxy Statements and Annual
Reports electronically (as described in the enclosed document). [ ]



            Please sign exactly as name or names appear on this Proxy
            Card. When signing as attorney, executor, administrator,
          trustee, custodian or guardian, give full title. If there is more than one named stockholder, all should sign unless
         evidence of authority to sign on behalf of others is attached.

Dated: _______________________________________________________________________


 ----------------------------------------------------------------------------
                            Signature of Stockholder

 ----------------------------------------------------------------------------
                            Signature of Stockholder

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.

[LOGO] MERCK



                                ADMISSION TICKET

                         Annual Meeting of Stockholders
                       Tuesday, April 24, 2001, 2:00 p.m.
              Edward Nash Theatre, Raritan Valley Community College
             Route 28 and Lamington Road, North Branch, New Jersey

             ------------------------------------------------------
                                     [MAP]
               -------------------------------------------------

Follow Raritan Valley Community College signs at Exit 26 of Route 78 and on Route 22 in North Branch. Enter Raritan Valley Community College at Lamington Road entrance. Proceed to Parking Lot 5, which is reserved for Merck stockholders. A continuous shuttle bus service from the parking lot to the Theatre will be available.

           This ticket admits the named Stockholder(s) and one guest.


[LOGO] MERCK


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RAYMOND V. GILMARTIN, KENNETH C. FRAZIER and CELIA A. COLBERT as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF STOCKHOLDERS to be held on April 24, 2001, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated (including the power to vote cumulatively in the election of directors), and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the Proxy Statement. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the stockholder. If no specification is made, the shares will be voted FOR proposals 1, 2 and 3 and AGAINST proposals 4, 5 and 6.


          (Continued, and to be signed and dated on the reverse side.)